UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): March 3, 2008
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-10.1 Participation Agreement - Scott A. Edmonds
Ex-10.2 Participation Agreement - Kent A. Kleeberger
Ex-10.3 Participation Agreement - Michael J. Kincaid

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 3, 2008, Chico’s FAS, Inc. (the “Company”) entered into separate Participation Agreements, commonly referred to as “clawback” agreements, with its Chairman, President and Chief Executive Officer, its Chief Financial Officer and its Chief Accounting Officer (each a “Participant”). Subject to the terms of the Participation Agreements, each Participant is required to reimburse the Company for incentive compensation previously paid to the Participant under any of the Company’s executive bonus programs if within two years from the date of payment of such incentive compensation, the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any then applicable financial reporting requirement under the securities laws as a result of misconduct by the Participant and/or gross negligence by the Participant in failing to prevent the misconduct or if the Participant is otherwise subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.
     The foregoing description of the Participation Agreements is not complete and is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.	Financial Statements and Exhibits.
     (d)     Exhibits:
     Exhibit 10.1     Participation Agreement between the Company and Scott A. Edmonds
     Exhibit 10.2     Participation Agreement between the Company and Kent A. Kleeberger
     Exhibit 10.3     Participation Agreement between the Company and Michael J. Kincaid

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: March 6, 2008	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance and Chief Accounting Officer and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Participation Agreement between the Company and Scott A. Edmonds

Exhibit 10.2	Participation Agreement between the Company and Kent A. Kleeberger

Exhibit 10.3	Participation Agreement between the Company and Michael J. Kincaid